SIMON TRANSPORTATION SERVICES INC.
              SCHEDULE OF COMPUTATION OF NET EARNINGS (LOSS) PER SHARE
                                   (Unaudited)




                                                          For the Three Months Ended              For the Six Months Ended
                                                    -------------------------------------- ---------------------------------------
Basic and Diluted:                                       March 31, 2001     March 31, 2000      March 31, 2001      March 31, 2000

Common shares outstanding beginning of period:               6,111,109          6,110,109           6,111,109           6,110,109

Common share equivalents:

         Employee stock options outstanding:
                  Basic                                             --                 --                  --                  --
                  Diluted                                           --                 --                  --                  --

         Employee stock options exercised:
                  Basic                                             --                 --               3,753                  --
                  Diluted                                           --                 --               3,753                  --

         Common shares repurchased:
                  Basic                                             --                 --                  --                  --
                  Diluted                                           --                 --                  --                  --
                                                    -------------------------------------- ---------------------------------------

         Number of common shares and common
               share equivalents outstanding:
                  Basic                                      6,115,109          6,110,109           6,114,862           6,110,109
                                                    ====================================== =======================================
                  Diluted                                    6,115,109          6,110,109           6,114,862           6,110,109
                                                    ====================================== =======================================

Net earnings (loss)                                        $(8,827,184)        $   77,917        $(11,820,232)         $  (63,297)

         Net earnings (loss) per common share
               And common share equivalent:
                  Basic                                    $     (1.44)        $     0.01        $      (1.93)         $    (0.01)
                                                    ====================================== =======================================
                  Diluted                                  $     (1.44)        $     0.01        $      (1.93)         $    (0.01)
                                                    ====================================== =======================================